EXHIBIT 10.13


                          CANACCORD INTERNATIONAL LTD.
                           VALE VERDE, NO. 1 LANCASTER
                              ST. THOMAS, BARBADOS

July 25, 2000

Mr. Matthew Heysel
Chairman and CEO
China Broadband Corp.
2080, 440 - 2nd Avenue S.W.
Calgary, AB
T2P 5E9

Dear Mr. Heysel:

RE:  FINANCIAL ADVISORY AND NON-EXCLUSIVE INVESTMENT BANKING SERVICES
---------------------------------------------------------------------

This letter outlines our proposal by which Canaccord International Ltd. (the "Agent") will work with the principal shareholders ("Principals") of China Broadband Corp. ("the Company") to develop a framework and financing plan for the Company to achieve its corporate development goals.

The Company agrees to appoint the Agent as sole and exclusive agent outside the United States and Asia to advise the Company subject to the following basic terms and conditions expressed herein.

The Agent will:

a) work with the Principals and the Company to determine the best route to raise the funds to allow management to develop the Company's business plan;

b) advise the Principals and the Company with respect to such corporate transactions as:
     i) negotiations with respect to the Company's current partner Softnet, including renegotiating original partnership agreement, and
     ii)negotiations with potential strategic partners for either vendor financing, equity financing and technical support, etc.

c) advise the Company on potential merger and acquisition opportunities or other changes to the corporate structure.

I.   CORPORATE FEES

The  corporate  fees  compensate  the Agent for its merchant  banking,  advisory
services,   involvement  with  management's  ownership  and  growth  plans,  due diligence, evaluation and fiscal agency costs as follows:

China Broadband Corp.                                                     Page 2
July 25, 2000
--------------------------------------------------------------------------------


a) a commencement fee for the Agent's fiscal advisory work of US$200,000 due within 15 days of the execution of this letter agreement;

b) the Agent will work with the Company to advance its business objectives and provide financial advisory and investment banking services as are customary with raising capital. As compensation for the Agent's fiscal advisory services, the Company will pay the Agent 12 monthly advances (non-refundable) of US$5,000 for the work undertaken.

c) a success fee, payable at the conclusion of any transaction contemplated herein where the Agent was involved. The fee will be payable as 2% cash fee of the value of the transaction, plus Agent's warrants of 3% exercisable at the per share equivalent of the value of the transaction. The Agent's warrants will be exercisable for two years from date of issue.

II.  GENERAL UNDERTAKINGS

1. The Company and the Agent will enter into written agreements prepared according to the Agent's standard form concerning any transaction and any potential equity financing.

2.   The Company will agree to establish with the Agent's approval:
     (a) a public relations program, and
     (b) a market maintenance program.

3. The Company will grant the Agent observer status at Directors' meetings to be held until a period ending one year from the date of execution of this letter agreement.

4. The Company will provide the Agent on a timely basis with monthly unaudited financial statements following execution of this letter agreement and continuing for a period of one year.

III. RIGHT OF PARTICIPATION

The Company herein agrees that it will work exclusively with the Agent outside of the United States and Asia regarding its financing requirements. Furthermore, the Agent will have the right of participation up to 25% of all worldwide future debt or equity financings of the Company, whether public or private and whether or not an investment dealer is or proposes to be involved, for a period of 12 months from the date of this letter agreement. The Agent will have 10 business days to express its

China Broadband Corp.                                                     Page 3
July 25, 2000
--------------------------------------------------------------------------------


intention to participate, after which the Company is released from this right of participation.

IV.  EXPIRATION OF THIS OFFER

The Agent hereby notifies the Company that this agreement is only offered for a limited time. This agreement and all terms and conditions referred to herein will expire by 4:00 p.m. on July 28, 2000 unless signed and returned to Canaccord International Ltd. by mail or fax.

V.   OTHER

The Company covenants and agrees to indemnify the Agent as provided for in Schedule A attached hereto.

This letter agreement will be governed by and construed in accordance with the laws of Canada and the parties submit to the non-exclusive jurisdiction of the Canadian courts.

If this letter accurately reflects your understanding of the terms of our engagement and you agree to be legally bound thereby, please execute this letter (in counterparts, if necessary) where indicated below and return a copy thereof (by facsimile and by courier) to Canaccord International Ltd., Attention:
Elizabeth A. Watkins.

Yours truly,

CANACCORD INTERNATIONAL LTD.



Per:  Elizabeth A. Watkins
      President


The foregoing accurately reflects the terms of the transaction which the Company hereby agrees to enter into and agrees to be legally bound to.

Acknowledged and agreed this ____________ day of __________________, 2000


CHINA BROADBAND CORP.

China Broadband Corp.                                                     Page 4
July 25, 2000
--------------------------------------------------------------------------------


Per: ______________________________
         Authorized Signatory

China Broadband Corp.                                                     Page 5
July 25, 2000
--------------------------------------------------------------------------------

                                  SCHEDULE "A"


China Broadband Corp. (the "Indemnitor) hereby agrees to indemnify and hold Canaccord International Ltd. and/or any of its subsidiary companies and/or divisions (hereinafter referred to as the "Agent") and each and every one of the directors, officers, employees and shareholders of the Agent (hereinafter referred to as the "Personnel") harmless from and against any and all expenses, losses, claims, actions, damages or liabilities, whether joint or several (including the aggregate amount paid in reasonable settlement of any actions, suits, proceedings or claims), and the reasonable fees and expenses of its counsel that may be incurred in advising with respect to and/or defending any claim that may be made against the Agent to which the Agent and/or its Personnel may become subject or otherwise involved in any capacity under any statute or common law or otherwise insofar as such expenses, losses, claims, damages, liabilities or actions arise out of or are based, directly or indirectly, upon the performance of professional services rendered to the Indemnitor by the Agent and its Personnel hereunder or otherwise in connection with the matters referred to in the attached letter agreement, provided, however, that this indemnity shall not apply to the extent that a court of competent jurisdiction in a final judgement that has become non-appealable shall determine that:

i. the Agent or its Personnel have been negligent or dishonest or have committed any fraudulent act in the course of such performance; and

ii.  the  expenses,  losses,  claims,  damages  or  liabilities,   as  to  which
     indemnification is claimed, were directly caused by the negligence, dishonesty or fraud referred to in (i).

If for any reason (other than the occurrence of any of the events itemised in (i) and (ii) above, the foregoing indemnification is unavailable to the Agent or insufficient to hold it harmless, then the Indemnitor shall contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnitor on the one hand and the Agent on the other hand but also the relative fault of the Indemnitor and the Agent, as well as any relevant equitable considerations provided that the Indemnitor shall in any event contribute to the amount paid or payable by the Agent as a result of such expense, loss, claim, damage or liability any excess of such amount over the amount of the fees received by the Agent hereunder.

The Indemnitor agrees that in case any legal proceeding shall be brought against the Indemnitor and/or the Agent by any governmental commission or regulatory

China Broadband Corp.                                                     Page 6
July 25, 2000
--------------------------------------------------------------------------------


authority or any stock exchange or other entity having regulatory authority, either domestic or foreign, shall investigate the Indemnitor and/or the Agent and Personnel of the Agent shall be required to testify in connection therewith or shall be required to respond to procedures designed to discover information regarding, in connection with, or by reason of the performance of professional services rendered to the Indemnitor by the Agent, the Agent shall have the right to employ its own counsel in connection therewith, and the reasonable fees and expenses of such counsel as well as the reasonable costs and out-of-pocket expenses incurred by the Agent and its Personnel in connection therewith shall be paid by the Indemnitor as they occur.

Promptly after receipt of notice of the commencement of any legal proceeding against the Agent or any of its Personnel or after receipt of notice of the commencement of any investigation, which is based, directly or indirectly, upon any matter in respect of which indemnification may be sought from the Indemnitor, the Agent will notify the Indemnitor in writing of the commencement thereof and, throughout the course thereof, will provide copies of all relevant documentation to the Indemnitor, will keep the Indemnitor advised of the progress thereof and will discuss with the Indemnitor all significant actions proposed.

The indemnity and contribution obligations of the Indemnitor shall be in addition to any liability which the Indemnitor may otherwise have, shall extend upon the same terms and conditions to the Personnel of the Agent and shall be binding upon and enure to the benefit of any successors, assigns, heirs and personal representatives of the Indemnitor, the Agent and any of the Personnel of the Agent. The foregoing provisions shall survive the completion of professional services rendered under the attached letter of agreement or any termination of the authorization given by the attached letter of agreement.



___________________________                 for Canaccord International Ltd.


___________________________                            for China Broadband Corp.